UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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WORKHORSE GROUP INC.

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Workhorse Files Prospectus Supplement in Connection with Special Meeting

Reminds Stockholders to Vote FOR Proposal to Increase Number of Authorized Shares

CINCINNATI – August 21, 2023 -- Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero emission commercial vehicles, today filed with the Securities and Exchange Commission (“SEC”) a Prospectus Supplement to its Registration Statement on Form S-3 in connection with the Company’s upcoming Special Meeting scheduled for August 28, 2023.

The Company issued the following statement:

Over the last several weeks, we have been extensively engaging with our stockholders to discuss our proposal to increase the number of our authorized shares of common stock so we can fund our next phase of execution and growth. The Prospectus Supplement updates our S-3 to reflect stockholder input and to make even clearer that we are committed to creating stockholder value when we use it.

We are asking our stockholders to help us build a bridge to long-term growth and stockholder value creation. By voting FOR the proposal, stockholders can enable us to obtain new financing to advance our commercial EV product roadmaps, grow our Aero business and invest in our facilities and other key initiatives.

Workhorse’s Prospectus Supplement can be found at www.sec.gov and at www.VoteWKHS.com.

VOTE TODAY TO SUPPORT WORKHORSE’S PLAN FOR VALUE CREATION

The Special Meeting is scheduled to be held on August 28, 2023. Workhorse stockholders of record at the close of business on July 10, 2023 (the “Record Date”), are entitled to vote at or in advance of the special meeting.

Holders of a majority of ALL our shares of common stock are required to vote in favor of this proposal for it to be approved. Because of this, it is imperative that every stockholder who wants Workhorse to be able to achieve the goals described above vote their shares FOR the proposal today.

Please follow the instructions shown on the proxy card or voting instruction form to vote your shares today. You can vote online or by phone until 11:59 P.M. ET on August 27, 2023. Or you can sign and mail in your proxy card.

Stockholders who have questions or need assistance voting your shares, please contact Morrow Sodali, Workhorse’s proxy solicitor:

Phone: 800-607-0088

wkhs.info@investor.morrowsodali.com

Answering Stockholder Questions

Workhorse is holding a webcast to discuss the Special Meeting and answer stockholder questions on August 24, 2023 at 10:00 AM ET, with Workhorse CEO, Rick Dauch, and CFO, Bob Ginnan. Workhorse stockholders can submit questions to vote@workhorse.com by 5:00 PM ET on August 23, 2023. To access the webcast, go to www.VoteWKHS.com. A replay will be available for two weeks after the completion of the webcast.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Workhorse Group Inc. (the “Company”), including statements relating to the amendment of our Articles of Incorporation in Nevada and its potential impact on the Company’s ability to obtain financing, build its offerings of commercial electrical vehicles, expand its aerospace business, and capture additional avenues for growth. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in voting and the actual vote counts on the day of the annual meeting; the availability of and need for capital; and the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 14, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact:

Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gateway-grp.com